CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Other Service Providers” and "Financial Highlights" in the Prospectuses and “Financial Statements” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 211 to File No. 333-151713; Amendment No. 214 to File No. 811-22209) of Global X Funds of our report dated December 29, 2014, with respect to the Global X Brazil Consumer ETF, Global X Brazil Financials ETF, Global X Brazil Mid Cap ETF, Global X Central Asia & Mongolia Index ETF, Global X China Consumer ETF, Global X China Energy ETF, Global X China Financials ETF, Global X China Industrials ETF, Global X China Materials ETF, Global X Copper Miners ETF, Global X Fertilizers/Potash ETF, Global X FTSE Andean 40 ETF, Global X MSCI Argentina 20 ETF, Global X Southeast Asia ETF, Global X FTSE Greece 20 ETF, Global X FTSE Nordic Region ETF, Global X Gold Explorers ETF, Global X GuruTM Index ETF, Global X Junior Miners ETF, Global X Lithium ETF, Global X MSCI Colombia ETF, Global X MSCI Norway ETF, Global X NASDAQ China Technology ETF, Global X MSCI Nigeria Index ETF, Global X Permanent ETF, Global X Silver Miners ETF, Global X Social Media Index ETF, Global X SuperDividend® ETF, Global X SuperDividend® U.S. ETF, Global X SuperIncomeTM Preferred ETF, Global X Uranium ETF, Global X FTSE Portugal 20 ETF, Global X GuruTM International Index ETF, Global X GuruTM Small Cap Index ETF, Global X Next Emerging & Frontier ETF, Global X | JPMorgan Efficiente Index ETF, and Global X | JPMorgan US Sector Rotator Index ETF included in the 2014 Annual Reports to shareholders.

Philadelphia, Pennsylvania
February 20, 2015